Exhibit 99.1

IBM REPORTS 2017 FIRST-QUARTER RESULTS

Continued Strong Growth in Strategic Imperatives Led by IBM Cloud

Highlights

•            Diluted EPS from continuing operations: GAAP of $1.85; Operating (non-GAAP) of $2.38

•            Revenue from continuing operations of $18.2 billion

•            Strategic imperatives revenue of $7.8 billion in the quarter, up 12 percent (up 13 percent adjusting for currency)

•            Strategic imperatives revenue of $33.6 billion over the last 12 months represents 42 percent of IBM revenue

•            Cloud revenue of $14.6 billion over the last 12 months

•             Cloud as-a-Service annual exit run rate of $8.6 billion in the quarter, up 59 percent year to year (up 61 percent adjusting for currency)

•            Maintains full-year EPS and free cash flow expectations.

ARMONK, N.Y., April 18, 2017 . . . IBM (NYSE: IBM) today announced first-quarter earnings results.

“In the first quarter, both the IBM Cloud and our cognitive solutions again grew strongly, which fueled robust performance in our strategic imperatives,” said Ginni Rometty, IBM chairman, president and chief executive officer.  “In addition, we are developing and bringing to market emerging technologies such as blockchain and quantum, revolutionizing how enterprises will tackle complex business problems in the years ahead.”

	FIRST QUARTER 2017
	Diluted EPS	Net Income		Gross Profit Margin
GAAP from Continuing Operations	$1.85	$1.8	B	42.8%
Year/Year	-11%	-13%		-3.7	Pts
Operating (Non-GAAP)	$2.38	$2.3	B	44.5%
Year/Year	1%	-1%		-3.0	Pts

			Strategic
REVENUE	Total IBM		Imperatives		Cloud
As reported (US$)	$18.2	B	$7.8	B	$3.5	B
Year/Year	-3%		12%		33%
Year/Year adjusting for currency	-2%		13%		35%

“We continued to make investments in the first quarter to expand our cognitive and cloud platform and we increased our research and development spending,” said Martin Schroeter, IBM senior vice president and chief financial officer.  “At the same time we returned more than $2.6 billion to shareholders through dividends and gross share repurchases.”

Strategic Imperatives

First-quarter cloud revenues increased 33 percent (up 35 percent adjusting for currency) to $3.5 billion.  Cloud revenue over the last 12 months was $14.6 billion.  The annual exit run rate for cloud as-a-service revenue increased to $8.6 billion from $5.4 billion in the first quarter of 2016.  Revenues from analytics increased 6 percent (up 7 percent adjusting for currency).  Revenues from mobile increased 20 percent (up 22 percent adjusting for currency) and revenues from security increased 9 percent (up 10 percent adjusting for currency).

Full-Year 2017 Expectations

The company continues to expect operating (non-GAAP) diluted earnings per share of at least $13.80 and GAAP diluted earnings per share of at least $11.95.  Operating (non-GAAP) diluted earnings per share exclude $1.85 per share of charges for amortization of purchased intangible assets, other acquisition-related charges and retirement-related charges.  IBM continues to expect free cash flow to be relatively flat year to year.

Cash Flow and Balance Sheet

In the first quarter, the company generated net cash from operating activities of $4.0 billion, or $1.9 billion excluding Global Financing receivables.  IBM’s free cash flow was $1.1 billion, down year to year consistent with the amount of the Japan tax refund received in the first quarter of 2016.  IBM returned $1.3 billion in dividends and $1.3 billion of gross share repurchases to shareholders.  At the end of March 2017, IBM had $3.8 billion remaining in the current share repurchase authorization.

IBM ended the first quarter of 2017 with $10.7 billion of cash on hand.  Debt, including Global Financing debt of $28.5 billion, totaled $42.8 billion.  Core (non-Global Financing) debt totaled $14.3 billion.  The balance sheet remains strong and is well positioned to support the business over the long term.

Segment Results for First Quarter

•                  Cognitive Solutions (includes Solutions Software and Transaction Processing Software) — revenues of $4.1 billion, up 2.1 percent (up 2.8 percent adjusting for currency) were driven by growth in analytics and security, which include Watson-related offerings.

•                  Global Business Services (includes Consulting, Global Process Services and Application Management) — revenues of $4.0 billion, down 3.0 percent (down 1.9 percent adjusting for currency).  Strategic imperatives grew double digits led by the cloud and mobile practices.

•                  Technology Services & Cloud Platforms (includes Infrastructure Services, Technical Support Services and Integration Software) — revenues of $8.2 billion, down 2.5 percent (down 2.0 percent adjusting for currency) with strong growth in strategic imperatives driven by hybrid cloud services.

•                  Systems (includes Systems Hardware and Operating Systems Software) — revenues of $1.4 billion, down 16.8 percent (down 16.1 percent adjusting for currency).

•                  Global Financing (includes financing and used equipment sales) — revenues of $405 million, down 1.2 percent (down 2.1 percent adjusting for currency).

Tax Rate

For the first quarter, IBM’s ongoing effective GAAP tax rate was approximately 12 percent. The ongoing effective operating (non-GAAP) tax rate was approximately 15 percent, which is within the expected range of 15 percent plus or minus 3 points provided earlier this year.  IBM’s reported tax rates include the effect from a discrete tax benefit disclosed earlier this year.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results —

•            presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•            adjusting for free cash flow;

•            adjusting for currency (i.e., at constant currency).

Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows.  The company views Global Financing receivables as a profit-generating investment, which it seeks to maximize and therefore it is not considered when formulating guidance for free cash flow.  As a result, the company does not estimate a GAAP Net Cash from Operations expectation metric.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today. The webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/1q17.html.  Presentation charts will be available shortly before the webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Ian Colley, 914-434-3043
colley@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION
COMPARATIVE FINANCIAL RESULTS
(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended
	March 31,
	2017	2016

REVENUE
Cognitive Solutions	$4,062	$3,979
Global Business Services	4,006	4,131
Technology Services & Cloud Platforms	8,216	8,424
Systems	1,395	1,675
Global Financing	405	410
Other	71	66
TOTAL REVENUE	18,155	18,684

GROSS PROFIT	7,772	8,686

GROSS PROFIT MARGIN
Cognitive Solutions	77.3%	82.0%
Global Business Services	23.6%	25.8%
Technology Services & Cloud Platforms	38.9%	40.9%
Systems	47.5%	57.2%
Global Financing	31.8%	42.4%

TOTAL GROSS PROFIT MARGIN	42.8%	46.5%

EXPENSE AND OTHER INCOME
S,G&A	5,152	6,012
R,D&E	1,533	1,458

Intellectual property and custom development income	(445)	(217)
Other (income) and expense	(28)	253
Interest expense	135	147

TOTAL EXPENSE AND OTHER INCOME	6,348	7,652

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,424	1,034
Pre-tax margin	7.8%	5.5%
Provision for / (Benefit) from income taxes	(329)	(983)
Effective tax rate	-23.1%*	-95.1%

INCOME FROM CONTINUING OPERATIONS	$1,753	$2,016
DISCONTINUED OPERATIONS
Income/(Loss) from discontinued operations, net of taxes	(3)	(3)

NET INCOME	$1,750	$2,014

EARNINGS PER SHARE OF COMMON STOCK:
Assuming Dilution
Continuing Operations	$1.85	$2.09
Discontinued Operations	$0.00	$0.00
TOTAL	$1.85	$2.09

Basic
Continuing Operations	$1.86	$2.09
Discontinued Operations	$0.00	$0.00
TOTAL	$1.86	$2.09
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
Assuming Dilution	947.8	964.4
Basic	942.4	961.7

* Reflects adoption of the FASB guidance on intra-entity transfers of assets

INTERNATIONAL BUSINESS MACHINES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	At	At
	March 31,	December 31,
(Dollars in Millions)	2017	2016
ASSETS:

Current Assets:
Cash and cash equivalents	$10,096	$7,826
Marketable securities	599	701
Notes and accounts receivable - trade, net	8,377	9,182
Short-term financing receivables, net	16,362	19,006
Other accounts receivable, net	1,130	1,057
Inventory	1,609	1,553
Prepaid expenses and other current assets	4,715	4,564

Total Current Assets	42,889	43,888

Property, plant and equipment, net	10,865	10,830
Long-term financing receivables, net	8,502	9,021
Prepaid pension assets	3,491	3,034
Deferred taxes	6,457	5,224
Goodwill and intangibles, net	40,743	40,887
Investments and sundry assets	4,549	4,585

Total Assets	$117,495	$117,470

LIABILITIES:

Current Liabilities:
Taxes	$2,747	$3,235
Short-term debt	8,340	7,513
Accounts payable	5,324	6,209
Deferred income	12,351	11,035
Other liabilities	7,719	8,283

Total Current Liabilities	36,481	36,275

Long-term debt	34,441	34,655
Retirement related obligations	16,967	17,070
Deferred income	3,557	3,600
Other liabilities	7,601	7,477

Total Liabilities	99,047	99,078

EQUITY:

IBM Stockholders’ Equity:
Common stock	54,104	53,935
Retained earnings	153,292	152,759
Treasury stock — at cost	(160,359)	(159,050)
Accumulated other comprehensive income/(loss)	(28,710)	(29,398)

Total IBM stockholders’ equity	18,327	18,246

Noncontrolling interests	121	146

Total Equity	18,448	18,392

Total Liabilities and Equity	$117,495	$117,470

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended
	March 31,
(Dollars in Millions)	2017	2016

Net Cash Provided by Operating Activities per GAAP:	$3,955	$5,530	* **

Less: change in Global Financing (GF) Receivables	2,047	2,236	*
Capital Expenditures, Net	(819)	(971)

Free Cash Flow	1,088	2,323	**

Acquisitions	(109)	(2,590)
Divestitures	(1)	47
Dividends	(1,321)	(1,250)
Share Repurchase	(1,293)	(939)
Non-GF Debt	244	5,871
Other (includes GF Receivables and GF Debt)	3,560	3,212	**

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$2,168	$6,674

* Revised classification of certain financing receivables

** Reclassified to reflect adoption of the FASB guidance on stock-based compensation

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended
	March 31,
(Dollars in Millions)	2017	2016

Net Income from Operations	$1,750	$2,014
Depreciation/Amortization of Intangibles	1,098	1,025
Stock-based Compensation	129	133
Working Capital / Other	(1,070)	123	**
Global Financing A/R	2,047	2,236	*
Net Cash Provided by Operating Activities	$3,955	$5,530	* **
Capital Expenditures, net of payments & proceeds	(819)	(971)
Divestitures, net of cash transferred	(1)	47
Acquisitions, net of cash acquired	(109)	(2,590)
Marketable Securities / Other Investments, net	1,278	1,628	*
Net Cash Used in Investing Activities	$350	$(1,886	) *
Debt, net of payments & proceeds	476	4,963
Dividends	(1,321)	(1,250)
Common Stock Repurchases	(1,293)	(939)
Common Stock Transactions - Other	4	32	**
Net Cash Used in Financing Activities	$(2,134)	$2,806	**
Effect of Exchange Rate changes on Cash	100	217
Net Change in Cash & Cash Equivalents	$2,270	$6,668

* Revised classification of certain financing receivables

** Reclassified to reflect adoption of the FASB guidance on stock-based compensation

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FIRST - QUARTER 2017
	Cognitive Solutions &
	Industry Services
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$4,062	$4,006	$8,216	$1,395	$405
Internal	716	86	160	167	363
Total Segment Revenue	$4,778	$4,092	$8,376	$1,562	$768
Pre-tax Income from Continuing Operations	1,274	291	687	(186)	311
Pre-tax margin	26.7%	7.1%	8.2%	(11.9)%	40.5%
Change YTY Revenue - External	2.1%	(3.0)%	(2.5)%	(16.8)%	(1.2)%
Change YTY Revenue - External @constant currency	2.8%	(1.9)%	(2.0)%	(16.1)%	(2.1)%

	FIRST - QUARTER 2016
	Cognitive Solutions &
	Industry Services
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$3,979	$4,131	$8,424	$1,675	$410
Internal	668	113	165	212	486
Total Segment Revenue	$4,647	$4,245	$8,589	$1,888	$896
Pre-tax Income from Continuing Operations	1,013	190	258	(10)	386
Pre-tax margin	21.8%	4.5%	3.0%	(0.5)%	43.1%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	FIRST - QUARTER 2017
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$7,772	$119		$193		$8,083
Gross Profit Margin	42.8%	0.7	Pts	1.1	Pts	44.5%
S,G&A	5,152	(139)		(136)		4,877
R,D&E	1,533	—		(49)		1,484
Other (Income) & Expense	(28)	(4)		—		(31)
Total Expense & Other (Income)	6,348	(143)		(185)		6,020
Pre-tax Income from Continuing Operations	1,424	262		378		2,063
Pre-tax Income Margin from Continuing Operations	7.8%	1.4	Pts	2.1	Pts	11.4%
Provision for / (Benefit) from Income Taxes***	(329)	67		70		(192)
Effective Tax Rate	(23.1)%	7.6	Pts	8.7	Pts	(9.3)%
Income from Continuing Operations	1,753	195		308		2,255
Income Margin from Continuing Operations	9.7%	1.1	Pts	1.7	Pts	12.4%
Diluted Earnings Per Share: Continuing Operations	$1.85	$0.21		$0.32		$2.38

	FIRST - QUARTER 2016
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$8,686	$112		$79		$8,877
Gross Profit Margin	46.5%	0.6	Pts	0.4	Pts	47.5%
S,G&A	6,012	(67)		(55)		5,890
R,D&E	1,458	—		(9)		1,449
Other (Income) & Expense	253	(6)		—		247
Total Expense & Other (Income)	7,652	(73)		(63)		7,516
Pre-tax Income from Continuing Operations	1,034	185		142		1,361
Pre-tax Income Margin from Continuing Operations	5.5%	1.0	Pts	0.8	Pts	7.3%
Provision for / (Benefit) from Income Taxes***	(983)	47		27		(909)
Effective Tax Rate	(95.1)%	18.2	Pts	13.8	Pts	(66.8)%
Income from Continuing Operations	2,016	138		115		2,270
Income Margin from Continuing Operations	10.8%	0.7	Pts	0.6	Pts	12.1%
Diluted Earnings Per Share: Continuing Operations	$2.09	$0.14		$0.12		$2.35

*          Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

**        Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***      Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

RECONCILIATION OF OPERATING EARNINGS PER SHARE

(Unaudited)

2017
EPS Guidance	Expectations

IBM GAAP EPS	at least $11.95

IBM Operating EPS (non-GAAP)	at least $13.80

Adjustments

Acquisition related charges *	$0.75

Non-Operating Retirement-Related Items	$1.10

* Includes acquisitions through March 31, 2017